CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED

Exhibit 10.30.3

EXECUTION VERSION

AMENDMENT NUMBER THREE

to the

Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement

dated as of July 17, 2015

between

BANK OF AMERICA, N.A.

and

LOANDEPOT.COM, LLC

This AMENDMENT NUMBER THREE (this “Amendment”) is made as of the 15th day of July, 2016 (the “Effective Date”), by and between Bank of America, N.A. (“Purchaser”) and loanDepot.com, LLC (“Seller”) to the Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Purchaser and Seller.

WHEREAS, Seller has requested and Purchaser agrees to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the Effective Date, Seller represents to Purchaser that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of the Effective Date, the Agreement is hereby amended as follows:

(a) Section 1 of the Agreement is hereby modified by deleting the definitions of “Anticipated Delivery Date”, “Discount Rate”, “Effective Date”, “Expiration Date”, “FHLMC Participation Certificate” and “Security Issuance Failure” in their respective entireties and replacing them with the following (with the modified text underlined for review purposes):

“Anticipated Delivery Date”: With respect to a Security, the date specified in the related Form HUD 11705 (Schedule of Subscribers), Fannie Mae Form 2014 (Delivery Schedule) or FHLMC Form 966E (Warehouse Provider Release and Transfer), as applicable, or any successor forms, on which it is anticipated that Delivery of the Security by the Applicable Agency will be made, or such additional documents as may be required, supplemented or modified from time to time by the Applicable Agency.

“Discount Rate”: With respect to each Participation Certificate, a discount rate determined as of the related Purchase Date equal to (a) the greater of (i) One-Month LIBOR, and (ii) the LIBOR Floor, plus (b) the Applicable Percentage. Notwithstanding the foregoing, under no circumstances shall the Discount Rate be less than zero.

“Effective Date”: July 15, 2016.

“Expiration Date”: The earlier of (i) July 14, 2017, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

“FHLMC Participation Certificate”: With respect to the FHLMC Program, a certificate, in the form of Exhibit A, issued by Seller and authenticated by Custodian, evidencing the 100% undivided beneficial ownership interest in the Mortgage Loans that are either (a) set forth on a copy of the FHLMC Form 1034E (Custodial Certification Schedule) attached to such Participation Certificate or (b) identified on a computer tape compatible with Selling System as belonging to the mortgage loan pool described in such Participation Certificate.

“Security Issuance Failure”: The Failure of the Security (a) to be issued for any reason within the reasonable control of the Seller (as determined by Purchaser in its sole good faith discretion), including but not limited to Seller’s failure to perform any of its obligations under this Agreement or any other Program Document or failure to perform in Strict Compliance with the related Agency Program (b) to be issued for any reason outside of the reasonable control of the Seller (as determined by Purchaser in its sole good faith discretion), including, but not limited to, third party systems failures, or (c) to be Delivered to Purchaser or its designee (such designee being properly notified it is holding such Security for Purchaser); provided, that solely with respect to clauses (b) and (c) a Security Issuance Failure shall not have occurred to the extent (i) Seller has performed its obligations under this Agreement and each other Program Document; (ii) Seller has performed in Strict Compliance with the related Agency Program; (iii) such failure to be issued or Delivered arises solely from the acts or omissions of a party other than the Seller (as determined by Purchaser in its sole good faith discretion) and (iv) such failure is cured within one (1) Business Day of Seller’s notice or knowledge of such failure.

(b) Section 1 of the Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“LIBOR Floor”: 0.00%

“TILA-RESPA Integrated Disclosure Rule”: The Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Financial Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.

(c) Section 5(a) of the Agreement is hereby amended by deleting paragraph (i) thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(i)

In connection with the purchase of a Participation Certificate, Seller shall instruct (and, if Seller fails to instruct, then Purchaser may instruct) Custodian to deliver to the Applicable Agency, the Applicable Agency Documents (as defined in the Custodial Agreement), in respect of the Related Mortgage Loans, in the manner and at the time set forth in the Custodial Agreement. Seller shall thereafter promptly deliver to the Applicable Agency any and all additional documents requested by the Applicable Agency to enable the Applicable Agency to make Delivery to Purchaser of a Security backed by such Mortgage Loans on the related Anticipated Delivery Date. Seller shall not revoke such instructions to Custodian and shall not revoke its instructions to the Applicable Agency to make Delivery to Purchaser or its designee of a Security backed by such Mortgage Loans.

(d) Section 6(e) of the Agreement is hereby amended by deleting the word “or” appearing at the end of paragraph (xii) thereof, replacing the period appearing at the end of paragraph (xiii) thereof with “; or” and adding the following new paragraph (xiv) at the end thereof:

(xiv)

Seller has entered into any settlement with, or consented to the issuance of a consent order by, any Governmental Authority in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $5,000,000 in the aggregate; provided, that an Event of Default shall be deemed not to occur if Purchaser, in its sole discretion, within five (5) Business Days following receipt of notice from Seller pursuant to Section 10(a)(iv)(14), of Seller’s entry into any such settlement or consent order, provides written approval to Seller (which may be via electronic mail), that such settlement or consent order by Seller is acceptable to Purchaser.

(e) Section 9(b) of the Agreement is hereby amended by deleting the word “and” appearing at the end of paragraph (xiii) thereof, replacing the period appearing at the end of paragraph (xiv) thereof with “; and” and adding the following new paragraph (xv) at the end thereof:

(xv)

TRID Compliance. To the extent applicable, effective with respect to applications taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.

(f) Section 10(a)(iv) of the Agreement is hereby amended by deleting the word “and” appearing at the end of paragraph (12) thereof, replacing the period appearing at the end of paragraph (13) thereof with “; and” and adding the following new paragraph (14) at the end thereof:

(14)

any settlement with, or issuance of a consent order by, any Governmental Authority, in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $5,000,000 in the aggregate.

(g) Section 10 of the Agreement is hereby amended by deleting paragraph (j) thereof in its entirety and replacing it with the following (modified text underlined for review purposes):

(j)

Seller’s Tangible Net Worth shall not be less than [***] The ratio of Seller’s Total Liabilities to Tangible Net Worth shall not at any time be greater than [***]. Seller’s Liquidity shall not at any time be less than (i) until September 30, 2016, [***] and (ii) thereafter, [***]. Seller shall at all times report positive pre-tax Net Income, on a quarterly basis.

(h) Exhibit A of the Agreement is hereby deleted in its entirety and replaced with the Annex A attached hereto as Annex I (modified text underlined for review purposes).

(i) Annex A of the Agreement is hereby deleted in its entirety and replaced with the Annex A attached hereto as Annex II (modified text underlined for review purposes).

SECTION 2. Condition Precedent. As a condition precedent to the effectiveness of this Amendment, Seller shall remit to Purchaser a facility fee attributable to the renewal of the Agreement (the “Renewal Facility Fee”), in accordance with Section 2(g) of the Agreement. The Renewal Facility Fee shall be deemed due, earned and payable in full on the date hereof. Upon early termination of the Agreement, no portion of the Renewal Facility Fee will be refunded to Seller.

SECTION 3. Fees and Expenses. The Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Purchaser incurred in connection with this Amendment, in accordance with Section 22(a) of the Agreement.

SECTION 4. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 5. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 6. Representations. In order to induce Purchaser to execute and deliver this Amendment, Seller hereby represents to Purchaser that as of the date hereof (i) Seller is in full compliance with all of the terms and conditions of the Program Documents (other than any terms or conditions that may have been breached as a result of the circumstances set forth in a notice of event of default by Ginnie Mae to Seller, which notice identified certain defaults by Cenlar FSB, as subservicer (the “Notice”) and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default (other than any Potential Default or Event of Default relating to or arising from the circumstances identified in the Notice) or servicing termination event (as described in Section 6(f) of the Agreement) has occurred and is continuing under the Program Documents. Nothing in this Amendment shall extend to or affect in any way Seller’s obligations or any of Purchaser’s rights and remedies arising under the Agreement or the other Program Documents. None of Purchaser’s rights under the Agreement or the other Program Documents shall be deemed to have been waived or modified by any act or knowledge of Purchaser, or its officers or employees, unless such waiver or modification is contained in an instrument in writing signed by the appropriate officers of Purchaser and directed to Seller specifying such waiver or modification.

SECTION 7. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

SECTION 8. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 9. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A.,	LOANDEPOT.COM, LLC,
as Purchaser	as Seller

By:	By:
Name:	Name:
Title:	Title:

ANNEX I

Exhibit A

PARTICIPATION CERTIFICATE

PURCHASER ACCOUNT NO.: 521320

POOL NO. (or FHLMC CONTRACT NO.):

This Participation Certificate evidences a one hundred percent (100%) undivided beneficial ownership interest in (including the right to receive the payments of principal of and interest on) the Mortgage Loans (the “Participation”) identified:

(Check Box)

☐	(a)	Form HUD 11706 (Schedule of Pooled Mortgages);

☐	(b)	Fannie Mae Form 2005 (Schedule of Mortgages); or

☐	(c)	FHLMC Form 1034E (Custodial Certification Schedule) or Selling System computer tape.

The Participation has been sold to Purchaser pursuant to the terms of that certain Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 17, 2015 (the “Agreement”) between loanDepot.com, LLC, as Seller, and Bank of America, N.A., as Purchaser. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement, the terms of which are hereby incorporated by reference and made a part of this Participation Certificate.

Upon Delivery of the related Security to Purchaser or its Assignee, Purchaser’s beneficial ownership interest in the Mortgage Loans evidenced in this Participation Certificate shall terminate in exchange for such Security, and this Participation Certificate shall be void and of no further effect.

This Participation Certificate may be amended only by a written agreement between Seller and Purchaser.

LOANDEPOT.COM, LLC

By:
Its:
Date:

AGGREGATE PRINCIPAL BALANCES OF THE MORTGAGE LOANS (GIVING EFFECT TO PAYMENTS MADE AS OF _______, ____): $_____________________

Hereby authenticated by Deutsche Bank

National Trust Company pursuant to the Custodial Agreement (May not be applicable for FHLMC)

By:
Its:
Date:

ANNEX II

Annex A

PURCHASER NOTICES

Name:	Bank of America, N.A.
Address:	31303 Agoura Road Mail Code: CA6-917-02-63 Westlake Village, California 91361 Attention: Adam Gadsby, Managing Director
Telephone:	(818) 225-6541
Telecopy:	(213) 457-8707
Email:	Adam.Gadsby@baml.com

with copies to:

Name:	Bank of America, N.A.
Address:	One Bryant Park, 11th Floor Mail Code: NY1-100-11-01 New York, New York 10036 Attention: Eileen Albus, Director, Mortgage Finance
Telephone:	(646) 855-0946
Telecopy:	(646) 855-5050
Email:	Eileen.Albus@baml.com

Name:	Bank of America, N.A.
Address:	One Bryant Park Mail Code: NY1-100-17-01 New York, New York 10036 Attention: Amie Davis, Assistant General Counsel
Telephone:	(646) 855-0183
Telecopy:	(704) 409-0337
Email:	Amie.Davis@bankofamerica.com

SELLER NOTICES

Name:	loanDepot.com, LLC
Address:	26642 Towne Centre Drive Foothill Ranch, CA 92610 Attention: Bryan Sullivan, Chief Financial Officer
Telephone:	(949) 470-6206
Telecopy:	(949) 470-6206
Email:	BSullivan@loandepot.com
With copies to:	Michelle Richardson – mrichardson@loandepot.com